Exhibit 99.1
N-able Announces First Quarter 2022 Results
First Quarter Subscription Revenue Increased 10% Year-Over-Year, 13% in Constant Currency

TTM Dollar-Based Net Retention Rate of 108%

Full-Year 2022 Revenue Outlook of 9% Year-Over-Year Growth, or 13% to 14% on a Constant Currency Basis

BURLINGTON, Massachusetts - May 12, 2022 - N-able, Inc. (NYSE:NABL), the solutions partner helping IT services providers deliver security, backup, and remote monitoring and management services, today reported results for its first quarter ended March 31, 2022.
“Our first quarter of 2022 came in above the high-end of our expectations, which is a testament not only to the hard work of our N-able team, but to expanding awareness of our brand and our growing reputation as the partner of choice for MSPs around the world,” said N-able President and CEO John Pagliuca. “Our call-to-action in 2022 is ‘Earn More Fans,’ and to us that implies that we must execute well on every aspect of N-able’s value proposition. Our technology is being recognized as some of the top-rated offerings on the market as we continue to help our partners grow their businesses, and we are tuning our culture to ensure we are continuously improving to serve our mission.”
“We delivered strong revenue growth for the first quarter driven by robust demand for our security and data protection solutions,” added N-able Executive Vice President & CFO Tim O’Brien. “The industry tailwinds of increased IT complexity, labor scarcity, and rising cyber threats continue to compel MSPs to seek better solutions and providers who can help them grow. Our increased investments in brand, product, and go-to-market activities are focused on helping MSPs capitalize on these trends, and we are on track to drive revenue acceleration and margin improvement into the back half of 2022 on a constant currency basis.”
First quarter 2022 financial highlights:
•Total revenue of $90.9 million, representing approximately 9% year-over-year growth, or approximately 12% year-over-year growth on a constant currency basis.
•Subscription revenue of $88.6 million, representing approximately 10% year-over-year growth, or approximately 13% year-over-year growth on a constant currency basis.
•GAAP gross margin of 84.3% and non-GAAP gross margin of 85.7%.
•GAAP net income of $5.1 million, or $0.03 per diluted share, and non-GAAP net income of $15.6 million, or $0.09 per diluted share.
•Adjusted EBITDA of $27.0 million, representing an adjusted EBITDA margin of 29.7%.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
Additional highlights for the first quarter of 2022 include:
•N-able was awarded the Backup and Disaster Recovery Award from TMC’s Cloud Computing Magazine, which recognizes excellence in the advancement of cloud computing technologies, acknowledging N-able’s cloud-first data protection as a service and quick and reliable recovery from events such as ransomware attacks.
•N-able announced that, since launching its backup solution for Microsoft 365™ domains in December 2019, more than 4,000 N-able partners are using N-able’s solution to help prevent data loss across more than 25,000 customer domains and over 900,000 Exchange™ mailboxes, a number that continues to grow rapidly.
•N-able announced the rapid and accelerating adoption of its EDR offering from SentinelOne® (NYSE: S) across N-able’s global partner base to replace legacy AV - now protecting more than one million customer endpoints.
•N-able launched N-able DNS Filtering, a cloud-based, AI-driven content filtering and threat protection service designed to enable MSPs to better monitor, manage, and proactively protect and secure their customers’ network regardless of location or connection, as a new security offering to its N-central® MSP partners.
•N-able announced that CRN, a brand of The Channel Company, named six of N-able's global partner leaders to the 2022 Channel Chiefs list, a list of top IT channel vendor representatives who continually demonstrate expertise, influence, and innovation in channel leadership.

•N-able announced that CRN also awarded the Company with a prestigious 5-star rating in its 2022 Partner Program Guide, which is a key resource for the channel industry to find the vendor best fit for their needs.

Balance Sheet
At March 31, 2022, total cash and cash equivalents were $70.4 million and total debt was $338.4 million.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.” In addition, through July 19, 2021, the date of completion of N-able’s separation from SolarWinds Corporation (“SolarWinds”), N-able operated as part of SolarWinds and the financial results for the periods through such date have been prepared from SolarWinds’ historical accounting records and presented on a stand-alone basis as if N-able’s business’ operations had been conducted independently from SolarWinds. While the allocations and estimates in these carve-out financials are based on assumptions that N-able’s management believes are reasonable, the financial results presented may not be indicative of the financial position, results of operations and cash flows of N-able in the future or if N-able had been a separate, stand-alone publicly traded entity during the periods presented. N-able’s financial results for the period from July 20, 2021 through March 31, 2022, are based on our reported results as a stand-alone company.

Financial Outlook
As of May 12, 2022, N-able is providing its financial outlook for the second quarter of 2022 and full year 2022. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense (benefit), interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
The financial outlook provided below includes updated expectations of increased FX headwinds.
Financial Outlook for the Second Quarter of 2022
N-able management currently expects to achieve the following results for the second quarter of 2022:
•Total revenue in the range of $91.0 to $91.5 million, representing approximately 7% year-over-year growth, or approximately 13% growth on a constant currency basis.
•Adjusted EBITDA in the range of $26.0 to $26.5 million, representing approximately 29% of total revenue.
Financial Outlook for Full-Year 2022
N-able management currently expects to achieve the following results for the full year 2022:
•Total revenue in the range of $376 to $379 million, representing 9% year-over-year growth, or 13% to 14% year-over-year growth on a constant currency basis.
•Adjusted EBITDA in the range of $112.5 to $115.5 million, representing approximately 30% of total revenue.
Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast
In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at 8:30 a.m. ET on May 12, 2022. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A live dial-in will be available domestically at (844) 200-6205 and internationally at +1 (929) 526-1599. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 274357 to gain access to the conference call. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year 2022. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to our spin-off from SolarWinds into a newly created and separately traded public company, including that the spin-off could disrupt or adversely affect our business, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to our business, that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; (b) the possibility that the global COVID-19 pandemic may continue to adversely affect our business, results of operations and financial condition or the impact of the COVID-19 pandemic on the global economy or on the business operations and financial conditions of our customers, their end-customers and our prospective customers; (c) our ability to sell subscriptions to new MSP partners, to sell additional solutions to our existing MSP partners and to increase the usage of our solutions by our existing MSP partners, as well as our ability to generate and maintain MSP partner loyalty; (d) any decline in our renewal or net retention rates; (e) the possibility that general economic conditions or uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of the COVID-19 pandemic, inflation, war and political unrest, military conflict (including between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally, or that such factors may otherwise harm our financial condition or results of operations; (f) any inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (g) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (h) risks associated with our international operations; (i) risks that cyberattacks, including the cyberattack on SolarWinds’ Orion Software Platform and internal systems announced by SolarWinds in December 2020, or the Cyber Incident, and other security incidents may result, in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (j) our status as a controlled company; (k) our ability to attract and retain qualified employees and key personnel as a standalone public company; (l) the timing and success of new product introductions and product upgrades by N-able or its competitors; (m) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (n) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (o) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, (p) our indebtedness, including potential restrictions on our operations and the impact of events of default; (q) our ability to operate our business internationally and increase sales of our solutions to our MSP partners located outside of the United States; and (r) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in the final Information Statement included in N-able’s Annual Report on Form 10-K for the year ended December 31, 2021 that N-able filed with the SEC on March 8, 2022; and those that will be discussed in the Quarterly Report on Form 10-Q for the period ended March 31, 2022, that N-able anticipates filing on or before May 12, 2022. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, acquisition related costs, spin-off costs and restructuring costs and other. Management believes these measures are useful for the following reasons:
•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Acquisition Related Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude acquisition related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP gross profit and non-GAAP operating income and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense (benefit), interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition-related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About N-able
N-able fuels IT services providers with powerful software solutions to monitor, manage, and secure their customers’ systems, data, and networks. Built on a scalable platform, we offer secure infrastructure and tools to simplify complex ecosystems, as well as resources to navigate evolving IT needs. We help partners excel at every stage of growth, protect their customers, and expand their offerings with an ever-increasing, flexible portfolio of integrations from leading technology providers. n-able.com

© 2022 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Tim O'Brien ir@n-able.com	Kim Cecchini Phone: 919.957.5019 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$70,439	$66,736
Accounts receivable, net of allowances of $1,636 and $1,653 as of March 31, 2022 and December 31, 2021, respectively	33,963	33,041
Income tax receivable	8,212	7,250
Prepaid and other current assets	14,004	13,962
Total current assets	126,618	120,989
Property and equipment, net	37,481	38,748
Operating lease right-of-use assets	35,893	36,206
Deferred taxes	1,685	1,681
Goodwill	833,493	840,923
Intangible assets, net	5,603	8,066
Other assets, net	9,387	9,086
Total assets	$1,050,160	$1,055,699
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,192	$5,865
Due to affiliates	38	464
Accrued liabilities and other	24,303	30,944
Current operating lease liabilities	5,634	4,830
Income taxes payable	8,060	4,600
Current portion of deferred revenue	11,336	10,675
Current debt obligation	3,500	3,500
Total current liabilities	56,063	60,878
Long-term liabilities:
Deferred revenue, net of current portion	209	223
Non-current deferred taxes	3,116	2,632
Non-current operating lease liabilities	36,905	37,822
Long-term debt, net of current portion	334,902	335,379
Other long-term liabilities	410	410
Total liabilities	431,605	437,344
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized and 179,915,692 and 179,049,429 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	180	179
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	607,261	602,996
Accumulated other comprehensive income	5,886	15,053
Retained earnings	5,228	127
Total stockholders' equity	618,555	618,355
Total liabilities and stockholders' equity	$1,050,160	$1,055,699

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Subscription and other revenue	$90,860	$83,190
Cost of revenue:
Cost of revenue	13,281	11,304
Amortization of acquired technologies	982	2,704
Total cost of revenue	14,263	14,008
Gross profit	76,597	69,182
Operating expenses:
Sales and marketing	31,054	25,714
Research and development	15,385	12,042
General and administrative	17,629	20,228
Amortization of acquired intangibles	1,461	6,019
Total operating expenses	65,529	64,003
Operating income	11,068	5,179
Other expense:
Interest expense, net	(3,526)	(6,518)
Other income (expense), net	1,059	(529)
Total other expense	(2,467)	(7,047)
Income before income taxes	8,601	(1,868)
Income tax expense	3,500	2,410
Net income (loss)	$5,101	$(4,278)
Net income (loss) per share:
Basic earnings (loss) per share	$0.03	$(0.03)
Diluted earnings (loss) per share	$0.03	$(0.03)
Weighted-average shares used to compute net income (loss) per share:
Shares used in computation of basic earnings (loss) per share:	179,460	158,124
Shares used in computation of diluted earnings (loss) per share:	180,184	158,124

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income (loss)	$5,101	$(4,278)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,338	11,330
(Benefit from) provision for doubtful accounts	(17)	283
Stock-based compensation expense	8,169	4,749
Deferred taxes	480	(1,450)
Amortization of debt issuance costs	398	—
Operating lease right-of-use assets, net	(892)	(151)
(Gain) loss on foreign currency exchange rates	(825)	421
Other non-cash expenses	39	2
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(1,097)	188
Income tax receivable	(972)	(546)
Prepaid expenses and other assets	(59)	(3,593)
Accounts payable	(2,043)	(3,314)
Due to and from affiliates	(394)	10,577
Accrued liabilities and other	(4,945)	(1,851)
Accrued related party interest payable	—	3,245
Income taxes payable	3,363	(2,603)
Deferred revenue	673	160
Other long-term assets	(187)	—
Net cash provided by operating activities	13,130	13,169
Cash flows from investing activities
Purchases of property and equipment	(2,704)	(2,417)
Purchases of intangible assets	(1,141)	(2,335)
Net cash used in investing activities	(3,845)	(4,752)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock	(4,553)	—
Exercise of stock options	16	—
Proceeds from issuance of common stock under employee stock purchase plan	568	—
Repayments of borrowings from Credit Agreement	(875)	—
Net transfers from Parent	—	2,383
Net cash (used in) provided by financing activities	(4,844)	2,383
Effect of exchange rate changes on cash and cash equivalents	(738)	628
Net increase in cash and cash equivalents	3,703	11,428
Cash and cash equivalents
Beginning of period	66,736	99,790
End of period	$70,439	$111,218

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,057	$3,273
Cash paid for income taxes	$707	$7,182

Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$(483)	$(2,034)
Right-of-use assets obtained in exchange for operating lease liabilities	$967	$316

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2022	2021

GAAP cost of revenue	$14,263	$14,008
Stock-based compensation expense and related employer-paid payroll taxes	(324)	(185)
Amortization of acquired technologies	(982)	(2,704)
Restructuring costs and other	(7)	—
Non-GAAP cost of revenue	$12,950	$11,119

GAAP gross profit	$76,597	$69,182
Stock-based compensation expense and related employer-paid payroll taxes	324	185
Amortization of acquired technologies	982	2,704
Restructuring costs and other	7	—
Non-GAAP gross profit	$77,910	$72,071

GAAP sales and marketing expense	$31,054	$25,714
Stock-based compensation expense and related employer-paid payroll taxes	(2,987)	(1,270)
Spin-off costs	—	(339)
Non-GAAP sales and marketing expense	$28,067	$24,105

GAAP research and development expense	$15,385	$12,042
Stock-based compensation expense and related employer-paid payroll taxes	(1,547)	(777)
Restructuring costs and other	(40)	(5)
Spin-off costs	—	(151)
Non-GAAP research and development expense	$13,798	$11,109

GAAP general and administrative expense	$17,629	$20,228
Stock-based compensation expense and related employer-paid payroll taxes	(3,926)	(2,890)
Restructuring costs and other	(25)	(8)
Spin-off costs	(534)	(5,625)
Non-GAAP general and administrative expense	$13,144	$11,705

GAAP operating income	$11,068	$5,179
Amortization of acquired technologies	982	2,704
Amortization of acquired intangibles	1,461	6,019
Stock-based compensation expense and related employer-paid payroll taxes	8,784	5,122
Restructuring costs and other	72	13
Spin-off costs	534	6,115
Non-GAAP operating income	$22,901	$25,152
GAAP operating margin	12.2%	6.2%
Non-GAAP operating margin	25.2%	30.2%

GAAP net income (loss)	$5,101	$(4,278)
Amortization of acquired technologies	982	2,704
Amortization of acquired intangibles	1,461	6,019
Stock-based compensation expense and related employer-paid payroll taxes	8,784	5,122
Restructuring costs and other	72	13
Spin-off costs	534	6,115
Tax benefits associated with above adjustments	(1,337)	(2,225)
Non-GAAP net income	$15,597	$13,470

GAAP diluted earnings (loss) per share	$0.03	$(0.03)
Non-GAAP diluted earnings per share	$0.09	$0.09

Shares used in computation of diluted earnings (loss) per share:	180,184	158,124

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021

Net income (loss)	$5,101	$(4,278)
Amortization	3,143	8,722
Depreciation	3,195	2,608
Income tax expense	3,500	2,410
Interest expense, net	3,526	6,518
Unrealized foreign currency (gains) losses	(825)	421
Spin-off costs	534	6,115
Stock-based compensation expense and related employer-paid payroll taxes	8,784	5,122
Restructuring costs and other	72	13
Adjusted EBITDA	$27,030	$27,651
Adjusted EBITDA margin	29.7%	33.2%

Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021

Net cash provided by operating activities	$13,130	$13,169
Capital expenditures (1)	(3,845)	(4,752)
Free cash flow	9,285	8,417
Cash paid for interest, net of cash interest received	3,057	3,273
Cash paid for acquisition related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	1,175	6,327
Unlevered free cash flow (excluding forfeited tax shield)	13,517	18,017
Forfeited tax shield related to interest payments (2)	—	(868)
Unlevered free cash flow	$13,517	$17,149
_________________
(1) Includes purchases of property and equipment and purchases of intangible assets.
(2) Forfeited tax shield related to interest payments assumes a statutory rate of 26.5% for the three months ended March 31, 2021.